EXHIBIT 99.1

Integrated Cannabis Solutions to acquire 3 Operating entities in the Cannabis space.

The 3 entities have a combined monthly revenue of over $500,000 a month

November 8, 2022 - Coconut Creek, FL Integrated Cannabis Solutions, Inc. (“Integrated Cannabis” or the “Company”), (OTCPINK: IGPK) is pleased to share the following update.

IGPK is forming a new wholly owned subsidiary Houdini Group, Inc., which sub will then acquire 3 operating Cannabis entities in California: Houdini Labs, GCTR Management, and The Tahoe Group.  IGPK will work with the entities to submit their financials to our audit team by the end of 2022.  Our goal is to complete the audits for the 3 entities on or before the end of March, 2023.  The Closing of all three acquisitions will take place over the coming weeks.

Houdini Group has the capacity to grow over the next few months with a potential of $1.5 million in Gross monthly revenue and potential of $400,000 Net income during a single shift.

Houdini Labs – is a type 7 Volatile and Non-Volatile extraction manufacturing company.  The lab can produce the following within an 8-hour shift:

Liters of Oil	45
Number carts filled	16,000
Number of Pre-Rolls	10,000
Number of carts per liter of oil	1,000 full-gram carts
Number of pieces of candy produced	40,000
Number of pieces of candy per liter	20,000

If demand is there the facility can add up to 2 more shifts and triple production.

Houdini consistently produces high-grade oil testing in the mid to high 90s in purity.

GCTR Management - is in the business of managing cannabis companies.  GCTR is a cannabis management company focused on supporting licensed-compliant cannabis companies. Specializing in Real estate, build-out designs, equipment financing, SOP’s, bookkeeping, product development, compliance, and much more.  GCTR provides services to both Houdini and The Tahoe Group.  IGPK has executed a rescission agreement with GCTR so it can be part of the new sub and be brought in under a different deal structure.

The Tahoe Group – Operates a micro license comprised of 3 licenses; Delivery, Distribution, and Manufacturing type N license.  Distributions works hand and hand with Houdini labs for the distribution of all products manufactured.  Manufacturing Type N further allows for the infusion of any and all cannabis products; filling vape carts & producing pre-rolls. The Tahoe Group has infused all kinds of cannabis related products, including gummies, popcorn, and bath bombs to name a few.  Delivery has not been brought online yet but will begin operation in the 1st quarter of 2023.

1

When the monthly revenue exceeds $750,000, Houdini Group will move to its next phase, giving the company better access to capital for further expansion.

The Company, in compliance with SEC regulations, will use social media outlets like Facebook or Twitter and its own website at www.igpk.org to announce key information in compliance with Regulation FD.

Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27(a) of the United States Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Such forward-looking statements include, among other things, the relative growth of the Company’s future business, target markets, demand for products and services, and business strategy. Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations, or intentions will prove to be accurate. No information in this press release should be construed in any manner whatsoever as an indication of our future revenues, financial condition, or stock price.

Investor Relations:

Matthew Dwyer

matt@igpk.org

www.igpk.org

Twitter @IGPKOTC

954-906-0098

2